LEASE SUPPLEMENT NO. 1

          LEASE SUPPLEMENT NO. 1 dated November 7, 1979, between Portland General Electric Company, an Oregon corporation (herein, together with its permitted successors and assigns, "Lessee") and FIRST NATIONAL BANK OF OREGON, a national banking association, as trustee (herein, together with its permitted successors and assigns, "Lessor") under a Trust Agreement dated as of September 1, 1979, between it and the Owner Participant named therein.

                                  INTRODUCTION

          Lessee and Lessor have heretofore entered into a Lease
Agreement dated as of September 1, 1979 (herein, as the same may be amended, modified or supplemented in accordance with the provisions thereof, the "Lease"), providing for the execution and delivery of a Lease Supplement substantially in the form hereof (capitalized terms defined in the Lease being used herein as so defined) for the purpose of confirming the leasing of the Phase I Equipment under the Lease.

          NOW, THEREFORE, in consideration of the premises and other good and sufficient consideration, and pursuant to Section 3 of the Lease, Lessor and Lessee hereby agree as follows:

          1. Lessor hereby delivers and leases to Lessee, and Lessee hereby leases from Lessor under the Lease, all of its estate, right, title and interest in and to the property described or referred to as the "Phase I Equipment" in
Schedule 1 of Exhibit A to the Lease.

          2. Lessee hereby acknowledges and confirms that such Equipment is leased under the Lease and that such Equipment is located on the real property described in Annex A of Schedule 1 of Exhibit A to the Lease.

          3. Lessee hereby acknowledges and confirms that such Equipment (a) has been duly marked as showing the title of Lessor thereto in accordance with the terms of Section 8 of the Lease, (b) has been accepted by it for all purposes hereof and of the Lease, (c) conforms to the Plans and Specifications and the Descriptive Warranty and (d) is in good



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working order and repair and without defect or vice in title, condition, design, operation or fitness for use, whether or not discoverable by Lessee as of the date hereof, and free and clear of all Liens except Liens set forth in Schedule
2 to the Bill of Sale for such Equipment and the Lien in favor of Indenture Trustee created pursuant to the Indenture; provided, however, that nothing contained herein or in the Lease shall in any way diminish or otherwise affect any right Lessee or Lessor may have with respect to such Equipment against any Contractor.

          4. Lessor's Cost for such Equipment is $26,207,800.

          5. Lessee acknowledges and confirms its agreement (set forth in Section 4 of the Lease) to pay Interim Rent, Basic Rent and Supplemental Rent for such Equipment as provided in the Lease.

          6. No default has occurred or is continuing.

          7. This Lease Supplement is supplemental to the Lease. As supplemented by this Lease Supplement, the Lease is in all respects ratified, approved and confirmed, and the Lease and this Lease Supplement shall together constitute one and the same instrument.

          8. This Lease Supplement is being executed in more than one counterpart, each of which shall be deemed original, but all such counterparts shall together constitute but one and the same instrument. Each counterpart has been prominently marked to identify the party to whom originally delivered. Only the counterpart marked "Lessor's Copy" and containing the receipt therefor executed by Indenture Trustee on the signature page thereof shall evidence the monetary obligations of Lessee hereunder and thereunder. To the extent, if any, that this Lease Supplement constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction), no security interest in this Lease Supplement may be created by the transfer or possession of any counterpart thereof other than the counterpart marked "Lessor's Copy" and containing the receipt therefor executed by Indenture Trustee on or immediately following the signature thereof.

          IN WITNESS WHEREOF, Lessee and Lessor have caused this Lease Supplement to be duly executed and their corporate

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seals to be hereunto affixed and attested by their respective officers thereunto duly authorized the day and year first above written.

                                  PORTLAND GENERAL ELECTRIC COMPANY,
                                  as Lessee

                                     by /s/
                                        ----------------------------------
[Seal]                                  Title: Vice President

Attest:

/s/
-------------------------
Title: Asst. Secy.
                                  FIRST NATIONAL BANK OF OREGON,
                                  as Owner Trustee and Lessor,

                                     by/s/
                                        ----------------------------------
                                         Title: Trust officer
[Seal]

Attest:

/s/
-------------------------
Title: Asst. Secy.

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                      ACKNOWLEDGEMENTS TO LEASE SUPPLEMENT

STATE OF OREGON,      )
                      )    ss.:
COUNTY OF MULTNOMAH,  )                              _______________, 19  .

          Personally appeared before me ________________________________ and
__________________________________, who being duly sworn did say that they are the ______________ and ____________________, respectively, of PORTLAND GENERAL
ELECTRIC COMPANY, a corporation, and that the seal affixed to the foregoing instrument is the corporate seal of said corporation and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors and said instrument was acknowledged to be its voluntary act and deed.

          ___________________________
          Notary Public for Oregon
          My Commission Expires: __________________

STATE OF OREGON,     )
                     )    ss.:
COUNTY OF MULTNOMAH, )                               _______________, 1979.

          Personally appeared before me ________________________________ and
__________________________________, who being duly sworn did say that they are the ______________ and ____________________, respectively, of PORTLAND GENERAL
ELECTRIC COMPANY, a corporation, and that the seal affixed to the foregoing instrument is the corporate seal of said corporation and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors and said instrument was acknowledged to be its voluntary act and deed.

          ___________________________
          Notary Public for Oregon
          My Commission Expires:  __________________